SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 27, 2006

THE MACERICH COMPANY

(Exact Name of Registrant as Specified in its Charter)

MARYLAND	1-12504	95-4448705
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401

(Address of principal executive office, including zip code)

Registrant’s telephone number, including area code  (310) 394-6000

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  Other Events.

On April 27, 2006, the Board of Directors of The Macerich Company, in accordance with the recommendation of the Nominating and Corporate Governance Committee, adopted amendments to the Company’s Guidelines on Corporate Governance (the “Guidelines”).  These amendments are briefly described below:

1.                           The Guidelines were revised to reflect certain limitations on the number of public company boards on which a director may serve.  Non-management directors may serve on no more than four public company boards, including the Company’s Board.  Management directors may serve on no more than three public company boards, including the Company’s Board.

2.                           A new section entitled “Stock Ownership Policies” was added specifying stock ownership policies for both non-management directors and executive officers of the Company.

The Guidelines are attached as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.

ITEM 9.01  Financial Statements and Exhibits.

(a), (b) and (c) Not applicable.

(d) Exhibits.

99.1         Guidelines on Corporate Governance (as amended on April 27, 2006).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Macerich Company has duly caused this report to be signed by the undersigned, hereunto duly authorized, in the City of Santa Monica, State of California, on May 3, 2006.

THE MACERICH COMPANY

By: RICHARD A. BAYER

/s/ Richard A. Bayer
Executive Vice President,
Chief Legal Officer
and Secretary

EXHIBIT INDEX

EXHIBIT NUMBER	NAME

99.1	Guidelines on Corporate Governance (as amended on April 27, 2006).